United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
pursuant to section 13 or 15(d) of the
Securities Exchange Act of 1934

July 21, 2008	0-7928
Date of Report (Date of earliest event reported)	Commission File Number

(Exact name of registrant as specified in its charter)

Delaware	11-2139466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

68 South Service Road, Suite 230 Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)

(631) 962-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.

On July 21, 2008, Comtech Telecommunications Corp. (the “Registrant”) issued a press release announcing that it acquired the network backhaul assets and the NetPerformer and AccessGate product lines of Verso Technologies for approximately $3.9 million.  The acquired assets and product lines cater to enterprises and mobile carriers, and will be merged with Comtech EF Data’s subsidiary, Memotec, Inc.

Attached hereto and incorporated by reference herein as Exhibit 99.1 is a copy of such press release.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

Exhibit Number	Description
99.1	Press Release, dated July 21, 2008 reporting the acquisition of certain assets and assumption of certain liabilities of Verso Technologies by Comtech EF Data Corp., a subsidiary of the Registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Comtech Telecommunications Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMTECH TELECOMMUNICATIONS CORP.

Dated: July 21, 2008

By:	/s/ Michael D. Porcelain
Name: Michael D. Porcelain
Title: Senior Vice President and
Chief Financial Officer